UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2023

THE SINGING MACHINE COMPANY, INC.

(Exact name of registrant as specified in charter)

Delaware	001-41405	95-3795478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 NW 5th Way, Suite 2900

Fort Lauderdale, FL 33309

(Address of principal executive offices) (Zip Code)

(954) 596-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MICS	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 5, 2023, the Board of Directors (the “Board”) of The Singing Machine Company, Inc. (the “Company”) increased the number of members of the Board to ten and appointed Messrs. Milton C. Ault, III and Henry C. W. Nisser as directors, effective immediately. Messrs. Ault and Nisser will serve as members of the Board until the next annual meeting of the Company’s stockholders, and until their successors are elected and qualified or until their earlier death, resignation or removal. In addition, the Board appointed Mr. Ault to the position of Executive Chairman, an executive officer position of the Company.

Milton C. Ault, III, age 53, has served as Executive Chairman of the Board of Directors of Ault Alliance, Inc. (“AAI”) since January 2021. Mr. Ault previously served as Chief Executive Officer of AAI from December 2017 to January 2021 and as Executive Chairman from March to December 2017. Mr. Ault is a seasoned business professional and entrepreneur who has spent decades identifying value in various financial markets including equities, fixed income, commodities, and real estate. Mr. Ault has served as the Chairman of the Board of Ault Disruptive Technologies Corporation (“ADTC”), an NYSE listed Special Purpose Acquisition Company, since its incorporation in February 2021. On February 25, 2016, Mr. Ault founded Alzamend Neuro, Inc., a biotechnology firm dedicated to finding the treatment, prevention and cure for Alzheimer’s Disease and served as its Chairman until its initial public offering, when he became Alzamend’s Chairman Emeritus and a consultant. Mr. Ault has served as Chairman and Chief Executive Officer of Ault & Company, Inc., a Delaware holding company, since December 2015, and as Chairman of Avalanche International Corp. (“Avalanche”), a publicly traded Nevada company and a “voluntary filer,” which as such is not required to file periodic reports, since September 2014. Since January 2011, Mr. Ault has been the Vice President of Business Development for MCKEA Holdings, LLC, a family office. Throughout his career, Mr. Ault has consulted for publicly traded and privately held companies, providing each of them the benefit of his diversified experience, that range from development stage to seasoned businesses.

The Board has concluded that Mr. Ault is qualified to serve on the Board and as Executive Chairman because of his significant business background.

Henry C. W. Nisser, age 54, has served as President of AAI since January 2021, as a member of the board of directors of AAI since September 2020 and as General Counsel of AAI since May 2019. Mr. Nisser previously served as Executive Vice President of AAI from May 2019 to January 2021. Mr. Nisser has served as the President, General Counsel and on the board of directors of BitNile Metaverse, Inc., a Nasdaq listed company that operates the BitNile.com metaverse platform, since March 2023. Mr. Nisser is the Executive Vice President and General Counsel of Avalanche. Mr. Nisser has served as the President, General Counsel and on the board of directors of ADTC since its incorporation in February 2021. Mr. Nisser has served on the board of directors of Alzamend Neuro, Inc. since September 1, 2020 and has served as its Executive Vice President and General Counsel since May 1, 2019. From October 31, 2011 through April 26, 2019, Mr. Nisser was an associate and subsequently a partner with Sichenzia Ross Ference LLP, a law firm based in New York City. While with SRF, his practice was concentrated in national and international corporate law, with a particular focus on U.S. securities compliance, public as well as private M&A, equity and debt financings and corporate governance. Mr. Nisser drafted and negotiated a variety of agreements related to reorganizations, share and asset purchases, indentures, public and private offerings, tender offers and going private transactions. Mr. Nisser also represented clients’ special committees established to evaluate M&A transactions and advised such committees’ members with respect to their fiduciary duties. Mr. Nisser is fluent in French and Swedish as well as conversant in Italian. Mr. Nisser received his B.A. from Connecticut College in 1992, where he majored in International Relations and Economics. He received his LLB from the University of Buckingham School of Law in 1999.

The Board has concluded that Mr. Nisser is qualified to serve on the Board of Directors because of his extensive legal experience involving complex transactions and comprehensive knowledge of securities laws and corporate governance requirements applicable to listed companies.

In accordance with the Company’s compensation package for non-employee directors, Messrs. Ault and Nisser are eligible to participate in the Company’s standard compensation arrangements for non-employee directors which consists of cash and equity compensation for service on the Board, however, Mr. Ault has declined to receive any compensation, either cash or equity, in connection with his services to the Company.

Messrs. Ault and Nisser were recommended for nomination by Ault Alliance, Inc., the Company’s majority stockholder, and evaluated and nominated by the Company’s Nominating and Corporate Governance Committee. There are no arrangements or understandings between Messrs. Ault and Nisser and any other persons pursuant to which Messrs. Ault and Nisser were appointed directors of the Company, and there are no family relationships between Messrs. Ault and Nisser and any director or executive officer of the Company.

The Company will enter into its standard form of indemnification agreement with Messrs. Ault and Nisser, a copy of which is filed as Exhibit 10.1 to the Company’s Form 8-K filed on May 27, 2022. Other than the indemnification agreement, Messrs. Ault and Nisser have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed.

Item 7.01 Regulation FD Disclosure.

On April 6, 2023, the Company issued a press release announcing the appointment of Messrs. Ault and Nisser. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information under this item shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, issued on April 6, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2023

THE SINGING MACHINE COMPANY, INC.

By:	/s/ Gary Atkinson
Gary Atkinson
Chief Executive Officer